ORR MANAGEMENT COMPANY
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                   INVESTMENT BANKING AND CONSULTING SERVICES


                          CONSENT OF FINANCIAL ADVISOR

We consent to the references to our firm under the caption "Opinion of Stone Street's Financial Advisor" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by CCB Financial Corporation in connection with the proposed merger of Stone Street Bancorp, Inc. with and into CCB Financial Corporation, pursuant to an Amended and Restated Agreement of Combination dated June 22, 1999.


                                              ORR MANAGEMENT COMPANY

                                              By:/s/ Laney G. Orr, III
                                                 --------------------
                                                     Laney G. Orr, III

June 22, 1999